AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1998
                                                REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               -------------------

                                ENGLE HOMES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 FLORIDA                                    59-2214791
-----------------------------------------           ---------------------------
     (State or other jurisdiction of                      (IRS Employer
     incorporation or organization)                   Identification Number)

                              123 N.W. 13TH STREET
                            BOCA RATON, FLORIDA 33432
-------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                    ENGLE HOMES, INC. 1991 STOCK OPTION PLAN
-------------------------------------------------------------------------------
                            (Full title of the Plan)
                              ---------------------

                                  DAVID SHAPIRO
                                ENGLE HOMES, INC.
                              123 N.W. 13TH STREET
                            BOCA RATON, FLORIDA 33432
-------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                 (561) 391-4012
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Kenneth S. Gersh, Esq.
                            Greenberg Traurig Hoffman
                          Lipoff Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                 (305) 579-0500
                             Telecopy (305) 579-0717
                               -------------------

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                        PROPOSED MAXIMUM            PROPOSED
           TITLE OF SECURITIES         AMOUNT TO BE      OFFERING PRICE         MAXIMUM AGGREGATE           AMOUNT OF
            TO BE REGISTERED          REGISTERED (1)     PER SHARE (2)         OFFERING PRICE (2)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          250,000 shares         $16.56                $4,140,000                $1,222
============================================================================================================================

(1) The Common Stock being registered relates to option grants to be undertaken in the future, with option exercise prices to be determined.

(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, on the basis of the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market System on July 10, 1998, a date within five business days prior to the date of filing of this Registration Statement.

         This Registration Statement is being filed to register additional securities to be offered pursuant to the Registrant's 1991 Stock Option Plan, as amended, with respect to which Registration Statements on Form S-8 (Registration Nos. 33-74358 and 33-8008) have previously been filed. Pursuant to Instruction E of Form S-8, the contents of the Registrant's Registration Statement Nos. 33-74358 and 33-8008 (Items 3 through 9, inclusive, of such Registration Statements on Form S-8) are incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on July 14, 1998.

                                            ENGLE HOMES, INC.


                                            By: /S/ ALEC ENGELSTEIN
                                                -------------------------------
                                                Alec Engelstein, President and
                                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                      TITLE                                DATE
                 ---------                                      -----                                ----

/S/ ALEC ENGELSTEIN                         Chairman of the Board, President and               July 14, 1998
-----------------------------------------        Chief Executive Officer
Alec Engelstein                                  (principal executive officer)


/S/ DAVID SHAPIRO                           Vice President - Finance, Chief Financial          July 14, 1998
-----------------------------------------        Officer and Director
David Shapiro                                    (Principal Financial Officer)


/S/ PAUL LEIKERT                            Vice President - Chief Accounting Officer          July 14, 1998
-----------------------------------------        (Principal Accounting Officer)
Paul Leikert


/S/ HARRY ENGELSTEIN                        Executive Vice President, Chief                    July 14, 1998
-----------------------------------------        Construction Officer and Director
Harry Engelstein


/S/ JOHN A. KRAYNICK                        Senior Vice President and Director                 July 14, 1998
-----------------------------------------
John A. Kraynick


-----------------------------------------   Director                                           July   , 1998
Henry H. Fishkind


                                            Director                                           July   , 1998
-----------------------------------------
Ronald J. Korn


/S/ ALAN L. SHULMAN                         Director                                           July 14, 1998
-----------------------------------------
Alan L. Shulman

                                  EXHIBIT INDEX



    EXHIBIT
     NUMBER                                                 DESCRIPTION
    -------                                                 ------------
      5.1     Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A.

      23.1    Consent of BDO Seidman, LLP

      23.3 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (included in Exhibit 5.1)